UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 28, 2006

Date of Report (Date of earliest event reported)

Arden Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard,

Fourth Floor

Los Angeles, California 90025-1740

(Address and zip code of principal executive offices)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 28, 2006, Arden Realty, Inc., a Maryland corporation (the “Company”), issued a press release announcing that the Company’s common stockholders voted to approve the Agreement and Plan of Merger (the “Merger Agreement”) with Arden Realty Limited Partnership, a Maryland limited partnership, General Electric Capital Corporation, a Delaware corporation (“GECC”), Atlas Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of GECC (“REIT Merger Sub”), Trizec Properties, Inc., a Delaware corporation, and Trizec Holdings Operating LLC, a Delaware limited liability company, pursuant to which, among other things, GECC will acquire the Company and its subsidiaries through the merger of the Company with and into REIT Merger Sub (along with the other transactions contemplated by the Merger Agreement, the “Merger”).

Pursuant to the terms of the Merger Agreement, assuming that the Merger closes on May 2, 2006, each share of the Company’s common stock, par value $0.01 per share, will be converted into, and cancelled in exchange for, the right to receive $45.428 in cash. A copy of the press release issued by the Company on April 28, 2006, announcing the approval of the Merger Agreement and the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Arden Realty, Inc., on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.

Date: April 28, 2006	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer